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Exhibit 4.2

EMPLOYMENT AGREEMENT

        EMPLOYMENT AGREEMENT (this "Agreement"), made and entered into effective as of May 12, 2003 (the "Effective Date"), by and between The Nasdaq Stock Market, Inc. (the "Company") and Robert Greifeld (the "Executive").

        WHEREAS, the Company desires to employ the Executive and to enter into an agreement embodying the terms of such employment and considers it essential to its best interests and the best interests of its stockholders to employ the Executive during the term of the Agreement;

        WHEREAS, the Executive desires to accept such employment and enter into such an agreement; and

        WHEREAS, the Executive is party to a Term Sheet, dated as of April 15, 2003, with the Company (the "Term Sheet") and the parties desire to supersede and replace the Term Sheet in its entirety with this Agreement.

        NOW, THEREFORE, in consideration of the premises and mutual covenants herein and for other good and valuable consideration, the parties hereby agree as follows:

        1.    Term of Employment.    Subject to Section 8 below, the term of the Executive's employment under this Agreement shall commence on the Effective Date and shall end on May 12, 2007 (the "Initial Period"); provided, however, that such term shall be automatically extended for additional one-year periods (each, a "Renewal Period") unless, not later than 180 days prior to the expiration of the Initial Period or a Renewal Period, as applicable, either party hereto shall provide written notice of its or his desire not to extend the term hereof (a "Non-Renewal Notice") to the other party hereto (the Initial Period, together with each Renewal Period then in effect, shall be referred to hereinafter as the "Employment Term").

        2.    Position.

        (a)    Duties.    The Executive shall serve as the Company's Chief Executive Officer and President. In such position, the Executive shall have such duties and authority as shall be determined from time to time by the Board of Directors of the Company (the "Board") and as shall be consistent with the by-laws of the Company as in effect from time to time; provided, however, that, at all times, the Executive's duties and responsibilities hereunder shall be commensurate in all material respects with his status as the senior-most officer of the Company. During the Employment Term, the Executive shall devote his full time and best efforts to his duties hereunder. The Executive shall report directly to the Board (or any committee of the Board designated for this purpose). In addition, as of the Effective Date, the Board shall appoint the Executive a member of the Board, and the Executive agrees to continue to serve during the Employment Term as a member of the Board to the extent he is periodically elected or appointed to such position in accordance with the by-laws of the Company and applicable law.

        (b)    Company Code of Conduct.    The Executive shall comply in all respects with the NASD Code of Conduct as may be amended from time to time (the "Code of Conduct"), and the Executive hereby acknowledges that he has received a copy of the Code of Conduct. Pursuant to the Code of Conduct, and subject to Section 9 below, the Executive shall be required to: (i) disclose to the Audit Committee of the board of directors of the National Association of Securities Dealers, Inc. (the "Audit Committee") the names of the boards of directors, boards of advisors or boards of trustees on which he currently serves and (ii) obtain prior approval from the Audit Committee for service as a new director of any publicly traded company, which approval shall not be unreasonably withheld. The Executive agrees to accept the final Audit Committee decision on the suitability of all present and future directorships as binding. Subject to the foregoing, the Executive may, in accordance with the Code of Conduct, (i) engage in personal activities involving charitable, community, educational, religious or similar organizations, (ii) manage his personal investments and (iii) continue to serve as a member of the boards of directors, boards of advisors or boards of trustees on which he is serving on the Effective Date; provided, however, that, in each case, such activities are in all respects consistent with applicable law and are in accordance with Section 9 below.

        3.    Base Salary.    During the Employment Term, the Company shall pay the Executive a base salary (the "Base Salary") at an annual rate of $790,000.00. The Base Salary shall be payable in regular payroll installments in accordance with the Company's payroll practices as in effect from time to time. The Management Compensation Committee of the Board (the "Compensation Committee") shall review the Base Salary at least annually and may (but shall be under no obligation to) increase (but not decrease) the Base Salary on the basis of such review.

        4.    Annual Bonus; Transition Bonus.

        (a)    Annual Bonus.    For each calendar year during the Employment Term, the Executive shall be eligible to participate in the Incentive Compensation Program of the Company (the "Bonus Program") in accordance with the terms and provisions of such Bonus Program as established from time to time by the Compensation Committee and pursuant to which the Executive will be eligible to earn an annual cash bonus (the "Annual Bonus"). The Company has made available to the Executive a complete copy of the Bonus Program in effect as of the Effective Date. Pursuant to the terms of the Bonus Program, the Executive shall be eligible to earn, for each full calendar year during the Employment Term, a target Annual Bonus equal to $1,750,000.00 (the "Target Bonus") based upon the achievement of one or more performance goals established for such year by the Compensation Committee after reasonable and good faith consultation with the Executive with respect to such goals.

        (b)    Minimum Annual Bonus.    Notwithstanding Section 4(a) above, the Company shall pay the Executive a minimum Annual Bonus (i) for 2003, equal to $1,750,000.00 and (ii) for 2004, equal to 100% of the annual rate of the Executive's Base Salary, at the rate in effect on January 1st of such year, subject, in each case, to the Executive's continued employment with the Company through the end of such year.

        (c)    Pro Rata Annual Bonus.    Except as otherwise provided in Section 8 below, the Annual Bonus payable for each partial year during the Employment Term shall be prorated based upon the number of days of the Employment Term occurring during such year; provided, however, that any proration of the minimum bonus for 2003 shall be calculated as if the Executive commenced employment hereunder as of January 1, 2003.

        (d)    Timing and Deferral of Annual Bonus.    The Annual Bonus for each year shall be paid to the Executive as soon as reasonably practicable following the end of such year, but in no event later than March 31st following the end of the calendar year to which such Annual Bonus relates. Notwithstanding Section 4(a) above, 20% of the Annual Bonus otherwise due and payable pursuant to this Section 4 shall be retained by the Company in accordance with the terms of the Company Retention Component of the Incentive Compensation Program, as adopted by the Compensation Committee on January 23, 2002, and as such policy may be amended from time to time.

        (e)    Transition Bonus.    In addition to the Annual Bonus payable pursuant to Section 4(a), the Company shall pay the Executive a cash payment of $500,000.00 (the "Transition Bonus") by no later than April 15, 2004, subject (i) to the Executive's continued employment through such date and (ii) to repayment in the event that the Executive's employment is terminated for Cause or without Good Reason (each as defined below) prior to the second anniversary of the Effective Date.

        5.    Equity Compensation.

        (a)    Options.    The Company and the Executive hereby acknowledge that on April 15, 2003, the Company granted the Executive an option covering one million shares of Company common stock (the "First Option"), with an exercise price of $5.28 per share, which was the fair market value of a share of the Company's common stock on such date, as determined in accordance with the methodology for calculating fair market value set forth in The Nasdaq Stock Market, Inc. Equity Compensation Plan, which has been adopted by the Board and may from time to time be amended (the "Stock Plan"). In addition, following appropriate Compensation Committee approval, the Company has granted the Executive pursuant to the Stock Plan a second option (collectively with the First Option, the "Options") to purchase one million shares of the Company's common stock (subject to applicable adjustments pursuant to Section 4(b) of the Stock Plan) with an exercise price at $6.30 per share, which was the fair market value of a share of the Company's common stock on the date of grant, determined in accordance with the aforementioned methodology. The Options shall be subject to the terms and conditions as set forth on the respective option award agreements (the "Option Agreements") attached hereto as Exhibits A and B.

        (b)    Restricted Stock.    The Company shall grant the Executive 100,000 restricted shares of Company common stock (the "Restricted Shares") on each of (i) June 11, 20003; (ii) the first anniversary of the Effective Date; and (iii) the second anniversary of the Effective Date, subject to the Executive's employment with the Company on each such date. Each grant of the Restricted Shares shall be subject to the terms and conditions as set forth on a restricted stock award agreement (each, a "Restricted Stock Agreement"). The Restricted Stock Agreement covering the first grant of Restricted Shares is attached hereto as Exhibit C and the form of agreement for the subsequent grants shall be substantially similar to Exhibit C.

        6.    Employee Benefits.

        (a)    Generally.    During the Employment Term, the Company shall provide the Executive with benefits on the same basis as benefits are generally made available to other senior executives of the Company, including, without limitation, medical, dental, vision, disability and life insurance and pension benefits. The Executive shall be entitled to four weeks of paid vacation; provided, however, that, in the event the Executive's employment ends for any reason, the Executive shall be paid only for unused vacation that accrued in the calendar year his employment terminated and any unused vacation for any prior year shall be forfeited.

        (b)    SERP Participation and Provisions.    The Executive shall be entitled to participate in the National Association of Securities Dealers, Inc. Supplemental Executive Retirement Plan (the "SERP") and is hereby designated an "Executive Participant" for purposes of the SERP. The Company has made available to the Executive a complete copy of the SERP in effect as of the Effective Date. Notwithstanding any term or condition contained in the SERP to the contrary:

          (i)  Section 4.1 of the SERP shall be applied as if the age and service requirements stated therein were age 49 and four years of service rather than age 55 and ten years of service. Accordingly, the Executive shall be 100% vested in his accrued SERP benefit upon the later of his attainment of age 49 while employed and his completion of four years of service.

          (ii)  Section 4.1 of the SERP shall be applied as if the age and service requirements stated therein were satisfied upon the Executive's termination of employment by the Company without Cause or by the Executive for Good Reason pursuant to Section 8(b) below. Accordingly, under such circumstances, the Executive shall be 100% vested in his SERP benefit even if his employment terminates prior to his attaining age 49 and having completed four years of service with the Company.

          (iii)  The death benefit provided in Section 5.1 of the SERP shall become payable if the Executive dies before his SERP benefit commences, but after having satisfied the requirements of Section 4.1 of the SERP prior to modification by Section 6(b)(i) above (and, if the foregoing conditions are satisfied, such death benefit will be payable even if the Executive's death occurs after he has left employment with vested rights under the SERP, but before payment of the SERP benefit commences).

          (iv)  Section 4.3 of the SERP (relating to early retirement) shall be applied as if the service requirement stated therein were five years of service rather than ten years of service; provided that this special rule shall not permit the Executive's SERP benefit to start earlier than age 55.

          (v)  The provisions of this Section 6(b) shall not accelerate the rate at which the SERP benefit accrues so that the amount of the accrued SERP benefit shall be determined with reference to an accrual over a period of 3,650 days as provided in Section 4.2(a) of the SERP.

        7.    Business and Other Expenses.

        (a)    Business Expenses.    During the Employment Term, the Company shall reimburse the Executive for reasonable business expenses incurred by him in the performance of his duties hereunder in accordance with the policy established by the Compensation Committee. Accordingly, the Company shall reimburse the Executive's expenses associated with business travel in accordance with such policy.

        (b)    Transportation and Security.    During the Employment Term, in accordance with the directives of the Compensation Committee, the Company shall provide the Executive with an automobile and driver during the business week for personal and business use and at other times as required for business purposes. The driver shall have security training if the Executive and the Compensation Committee determine in good faith that such security training is necessary or advisable for the personal safety of the Executive or his family. As soon as practicable following the Effective Date, the Company, at its expense, shall conduct a security audit at the Executive's New Jersey residence and, if necessary, install or upgrade the Executive's home security system at a reasonable cost to the Company not to exceed $10,000.00.

        (c)    Legal Fees.    The Company shall pay or reimburse the Executive for his reasonable legal fees and expenses incurred in connection with the negotiation and execution of this Agreement upon presentation by the Executive of written invoices or receipts setting forth in reasonable detail the basis for such legal fees and expenses in an amount not to exceed $20,000.00.

        8.    Termination.    Notwithstanding any other provision of this Agreement, subject to the further provisions of this Section 8, the Company may terminate the Executive's employment or the Executive may resign such employment for any reason or no stated reason at any time, subject to the notice and other provisions set forth below:

        (a)    Generally.    In the event of the termination of the Executive's employment for any reason, the Executive shall be entitled to receive payment of (i) any unpaid Base Salary through the Date of Termination, (ii) subject to Section 6(a) above, any accrued but unpaid vacation through the Date of Termination (as defined below) and (iii) any earned but unpaid Annual Bonus with respect to the calendar year ended prior to the Date of Termination (the "Base Obligations"). In addition, in the event of the Executive's termination of employment, the applicable provisions of the Option Agreements and any Restricted Stock Agreement shall govern the treatment of the Options and the Restricted Shares, respectively.

        For purposes of this Agreement, "Date of Termination" means (i) in the event of a termination of the Executive's employment by the Company for Cause or by the Executive for Good Reason, the date specified in a written notice of termination (or, if not specified therein, the date of delivery of such notice), but in no event earlier than the expiration of the cure periods set forth in Section 8(b)(ii) or 8(b)(iii) below, respectively; (ii) in the event of a termination of the Executive's employment by the Company without Cause, the date specified in a written notice of termination (or if not specified therein, the date of delivery of such notice); (iii) in the event of a termination of the Executive's employment by the Executive without Good Reason, the date specified in a written notice of termination, but in no event less than 60 days following the date of delivery of such notice; (iv) in the event of a termination of the Executive's employment due to Permanent Disability (as defined below), the date the Company terminates the Executive's employment following the certification of the Executive's Permanent Disability; (v) in the event of a termination of Employment due to the Executive's death, the date of the Executive's death; or (vi) in the event of a termination of the Executive's employment due to the delivery of a Non-Renewal Notice, the date on which the Initial Period or a Renewal Period expires, as applicable.

        (b)    Termination by the Company Without Cause or by the Executive for Good Reason.

          (i)  The Executive's employment hereunder may be terminated by the Company without Cause or by the Executive for Good Reason. Upon the termination of the Executive's employment by the Company without Cause or by the Executive for Good Reason, the Executive shall be entitled to receive, in addition to the Base Obligations, the following payments and benefits (the "Severance Benefits"):

            (A)  Severance Payment.  The Company shall pay the Executive an amount (the "Severance Payment") equal to the sum of (I) the Base Salary paid to the Executive with respect to the calendar year immediately preceding the Executive's Date of Termination and (II) the Target Bonus for the calendar year immediately preceding the Executive's Date of Termination, payable in substantially equal monthly installments for the twelve-month period following the Executive's Date of Termination, or such shorter period as the Board, in its sole discretion, may determine (the "Severance Period");

            (B)  Transition Bonus.  The Company shall pay the Executive the Transition Bonus (to the extent not already paid) in accordance with the provisions of Section 4(e) above;

            (C)  SERP.  The Company shall provide the Executive the SERP benefit as set forth in Section 6(b)(ii) above; and

            (D)  Health Care Coverage.  The Company shall provide the Executive with continued health care coverage for the lesser of (I) twelve months or (II) the date that the Executive is eligible for coverage under the health care plans of a subsequent employer, such coverage to be conditioned upon the Executive (X) being covered by the Company's health care plans immediately prior to the Date of Termination and (Y) paying his share of the applicable health care premiums, deductibles and co-payments for such period of coverage.

  Receipt of the Severance Benefits by the Executive is subject to the execution by him of a general release of claims substantially in the form attached as Exhibit D (the "Release"). All other benefits, if any, due the Executive following termination pursuant to this Section 8(b) shall be determined in accordance with the plans, policies and practices of the Company; provided, however, that the Executive shall not participate in any severance plan, policy or program of the Company. If, during the Severance Period, the Executive breaches in any material respect any of his obligations under Section 9 or 10 below, the Company may, upon written notice to the Executive, (x) terminate the Severance Period and cease to make any further payments of the Severance Payment and (y) cease any health care coverage continuation, except in each case as required by applicable law.

          (ii)  For purposes of this Agreement, "Cause" shall mean (A) the Executive's conviction of, or pleading nolo contendere to, any crime, whether a felony or misdemeanor, involving the purchase or sale of any security, mail or wire fraud, theft, embezzlement, moral turpitude, or Company property (with the exception of minor traffic violations or similar misdemeanors); (B) the Executive's repeated neglect of his duties to the Company; or (C) the Executive's willful misconduct in connection with the performance of his duties or other material breach by the Executive of this Agreement; provided, however, that the delivery of a Non-Renewal Notice by the Executive shall not constitute Cause for purposes of this Agreement; provided further that the

  Company may not terminate the Executive's employment for Cause unless (x) the Company first gives the Executive written notice of its intention to terminate and of the grounds for such termination within 90 days following the date the Board is informed of such grounds at a meeting of the Board and (y) the Executive has not, within 30 days following receipt of such notice, cured such Cause (if capable of cure) in a manner that is reasonably satisfactory to the Board.

          (iii)  For purposes of this Agreement, "Good Reason" shall mean the Company (A) reducing the Executive's position, duties, or authority; (B) failing to secure the agreement of any successor entity to the Company that the Executive shall continue in his position without reduction in position, duties or authority; or (C) committing any other material breach of this Agreement; provided, however, that the delivery of a Non-Renewal Notice by the Company shall not constitute Good Reason for purposes of this Agreement; provided further that no event or condition shall constitute Good Reason unless (x) the Executive gives the Company a Notice of Termination specifying his objection to such event or condition within 90 days following the occurrence of such event or condition, (y) such event or condition is not corrected, in all material respects, by the Company in a manner that is reasonably satisfactory to the Executive within 30 days following the Company's receipt of such notice and (z) the Executive resigns from his employment with the Company not more than 30 days following the expiration of the 30-day period described in the foregoing clause (y).

        (c)    Permanent Disability.

          (i)  The Executive's employment hereunder may terminate due to his Permanent Disability. Upon termination of the Executive's employment due to Permanent Disability, the Executive shall be entitled to receive, in addition to the Base Obligations, subject to the execution of a Release, the following payments and benefits from the Company: (i) a pro rata Target Bonus with respect to the calendar year in which the Date of Termination occurs payable in a lump sum within 30 days following the Date of Termination and (ii) the Transition Bonus (to the extent not already paid) in accordance with the provisions of Section 4(e) above. All other benefits, if any, due the Executive following termination pursuant to this Section 8(c) shall be determined in accordance with the plans, policies and practices of the Company; provided, however, that the Executive shall not participate in any other severance plan, policy or program of the Company.

          (ii)  For purposes of this Agreement, "Permanent Disability" means the inability of the Executive to perform substantially all of his duties in the manner required by the Agreement, whether by reason of illness or injury or otherwise (whether physical or mental) incapacitating the Executive for a continuous period exceeding 120 days (or a period of six months in any twelve-month period). Such Permanent Disability shall be certified by a physician chosen by the Company and reasonably acceptable to the Executive (if he is then able to exercise sound judgment).

        (d)    Death.    The Executive's employment hereunder may terminate due to his death. Upon termination of the Executive's employment hereunder due to death, the Executive's estate shall be entitled to receive, in addition to the Base Obligations, the following payments and benefits from the Company: (i) a pro rata Target Bonus with respect to the calendar year in which the Date of Termination occurs, payable in a lump sum within 30 days following the Date of Termination and (ii) the Transition Bonus (to the extent not already paid) in accordance with the provisions of Section 4(e) above. All other benefits, if any, due the Executive's estate following termination pursuant to this Section 8(d) shall be determined in accordance with the plans, policies and practices of the Company.

        (e)    For Cause by the Company or Without Good Reason.    The Executive's employment hereunder may be terminated by the Company for Cause or by the Executive without Good Reason. Upon termination of the Executive's employment for Cause or without Good Reason pursuant to this Section 8(e), in the event the Date of Termination occurs prior to the second anniversary of the

Effective Date, the Executive shall repay to the Company the Transition Bonus in accordance with the provisions of Section 4(e) above. The Executive shall have no further rights to any compensation (including any Annual Bonus or Transition Bonus) or any other benefits under this Agreement other than the Base Obligations. All other benefits, if any, due the Executive following the Executive's termination of employment pursuant to this Section 8(e) shall be determined in accordance with the plans, policies and practices of the Company; provided, however, that the Executive shall not participate in any severance plan, policy, or program of the Company.

        (f)    Non-Renewal of Employment Term.    The Executive's employment hereunder may be terminated by either the Executive or the Company by delivery of a Non-Renewal Notice in accordance with the provisions of Section 1 above. Upon termination of the Executive's employment with the Company following the delivery of a Non-Renewal Notice, the Executive shall be entitled to receive, in addition to the Base Obligations, the SERP benefit. Upon termination of the Executive's employment pursuant to this Section 8(f), the Executive shall have no further rights, other than those set forth in this Section 8(f), to any compensation or benefits under this Agreement. All other benefits, if any, due the Executive following termination pursuant to this Section 8(f) shall be determined in accordance with the plans, policies and practices of the Company; provided, however, that the Executive shall not participate in any severance plan, policy or program of the Company.

        (g)    Consulting Arrangement.    Notwithstanding anything to the contrary in this Agreement, in the event of a termination of the Executive's employment under Section 8(b) or 8(f) above, the Company, in its discretion and subject to the approval of the Board and the Executive, may engage the Executive as a consultant for a period commencing on the Date of Termination and ending on the first anniversary thereof (the "Consulting Period"); provided, however, that the Company may, upon written notice to the Executive, terminate the Consulting Period for any reason and at any time. The Executive's services during the Consulting Period shall consist of such consulting and advisory services, and shall be provided at such times, as may be requested from time to time by the Board. During the Consulting Period, the Company shall pay the Executive, as compensation for the consulting services to be performed by the Executive, a fee as shall be mutually agreed upon by the Company and the Executive. The Executive and the Company hereby agree that during the Consulting Period the Executive shall not be an employee of the Company but shall act in the capacity of an independent contractor. Consequently, the Executive shall not be entitled to participate during the Consulting Period in any of the benefit plans, policies and practices of the Company, except as required by applicable law.

        (h)    Mitigation; Offset.    Following the termination of his employment under any of the above clauses of this Section 8, the Executive shall have no obligation or duty to seek subsequent employment or engagement as an employee (including self-employment) or as a consultant or otherwise mitigate the Company's obligations hereunder; nor shall the payments provided by this Section 8 be reduced by the compensation earned by the Executive as an employee or consultant from such subsequent employment or consultancy.

        9.    Non-Competition; Non-Solicitation; Confidentiality.    The Executive acknowledges and recognizes the highly competitive nature of the businesses of the Company and accordingly agrees as follows:

        (a)    Non-Competition.    For a period of one year following the Date of Termination (the "Restricted Period"), regardless of the circumstances surrounding such termination of employment, the Executive will not, directly or indirectly, (i) engage in any "Competitive Business" (as defined below) for the Executive's own account, (ii) enter the employ of, or render any services to, any person engaged in a Competitive Business, (iii) acquire a financial interest in, or otherwise become actively involved with, any person engaged in a Competitive Business, directly or indirectly, as an individual, partner, shareholder, officer, director, principal, agent, trustee or consultant, or (iv) interfere with business relationships (whether formed before or after the date of this Agreement) between the Company and customers or suppliers of the Company. For purposes of this Agreement, "Competitive Business" shall mean (x) any national securities exchange registered with the Securities and Exchange Commission, (y) any electronic communications network or (z) any other entity that engages in substantially the same business as the Company, in each case in North America or in any other location in which the Company operates. For purposes of this Agreement, "person" shall mean an individual, corporation, partnership, limited partnership, limited liability company, syndicate, person (including, without limitation, a "person" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended), trust, association or entity or government, political subdivision, agency or instrumentality of a government.

        (b)    Non-Solicitation.    During the Restricted Period, the Executive will not, directly or indirectly, (i) interfere with any relationship between the Company and any of its employees, consultants, agents or representatives; (ii) employ or otherwise engage, or attempt to employ or otherwise engage, any current or former employee, consultant, agent or representative of the Company in any Competitive Business; (iii) solicit the business or account of the Company or any affiliate; or (iv) divert or attempt to divert from the Company any business or interfere with any relationship between the Company and any of its clients or customers.

        (c)    Securities Ownership.    Notwithstanding anything to the contrary in this Agreement, the Executive may, directly or indirectly, own, solely as an investment, securities of any person engaged in the business of the Company which are publicly traded on a national or regional stock exchange or on the over-the-counter market if the Executive (i) is not a controlling person of, or a member of a group which controls, such person and (ii) does not, directly or indirectly, own one percent or more of any class of securities of such person.

        (d)    Confidentiality.    The Executive hereby agrees that he will comply with the Company's general policies regarding confidentiality of information and processes. Without in any way limiting the foregoing sentence, the Executive further agrees that he will not, at any time during or after the Employment Term, make use of or divulge to any other person, firm or corporation any trade or business secret, process, method or means, or any other confidential information concerning the business or policies of the Company, which he may have learned in connection with his employment. For purposes of this Agreement, a "trade or business secret, process, method or means, or any other confidential information" shall mean and include written information treated as confidential or as a trade secret by the Company. The Executive's obligation under this Section 9(d) shall not apply to any information which (i) is known publicly; (ii) is in the public domain or hereafter enters the public domain without the fault of the Executive; (iii) is known to the Executive prior to his receipt of such information from the Company; or (iv) is hereafter disclosed to the Executive by a third party not under an obligation of confidence to the Company. The Executive agrees not to remove from the premises of the Company, except as an employee of the Company in pursuit of the business of the Company or except as specifically permitted in writing by the Board, any document or other object containing or reflecting any such confidential information. The Executive recognizes that all such documents and objects, whether developed by him or by someone else, will be the sole exclusive property of the Company. Except as specifically authorized by the Board upon termination of his employment hereunder, the Executive shall forthwith deliver to the Company all such confidential information, including, without limitation, all lists of customers, correspondence, accounts, records and any other documents (whether or not electronically or digitally produced) or property made or held by him or under his control in relation to the business or affairs of the Company, and no copy of any such confidential information shall be retained by him.

        (e)    Severability.    It is expressly understood and agreed that, although the Executive and the Company consider the restrictions contained in this Section 9 to be reasonable, if a final judicial determination is made by a court of competent jurisdiction that the time or territory or any other restriction contained in this Agreement is an unenforceable restriction against the Executive, the provisions of this Agreement shall not be rendered void, but shall be deemed amended to apply as to such maximum time and territory and to such maximum extent as such court may judicially determine or indicate to be enforceable. Alternatively, if any court of competent jurisdiction finds that any restriction contained in this Agreement is unenforceable, and such restriction cannot be amended so as to make it enforceable, such finding shall not affect the enforceability of any of the other restrictions contained herein.

        10.    Nondisparagement.    The Executive agrees (whether during or after the Executive's employment with the Company) not to issue, circulate, publish or utter any false or disparaging statements, remarks or rumors about the Company or its shareholders unless giving truthful testimony under subpoena. The Company agrees (whether during or after the Executive's employment with the Company) not to issue, circulate, publish or utter any false or disparaging statements, remarks or rumors about the Executive unless giving truthful testimony under subpoena. Notwithstanding the foregoing, nothing in this Section 10 shall preclude either party from responding to correct false or disparaging statements, remarks or rumors.

        11.    Specific Performance.    The Executive acknowledges and agrees that the Company's remedies at law for a breach or threatened breach of any of the provisions of Section 9 or Section 10 above would be inadequate and, in recognition of this fact, the Executive agrees that, in the event of such a breach or threatened breach, in addition to any remedies at law, the Company, without posting any bond, shall be entitled to obtain equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction or any other equitable remedy which may then be available.

        12.    Disputes.    Except as provided in Section 11 above, any future dispute, controversy or claim between the parties arising from or relating to this Agreement, its breach or any matter addressed by this Agreement shall be resolved through binding, confidential arbitration to be conducted by a panel of three arbitrators that is mutually agreeable to both the Executive and the Company, all in accordance with the arbitration rules of the American Arbitration Association set forth in its National Rules for the Resolution of Employment Disputes then in effect (the "AAA's Arbitration Rules"). If the Executive and the Company cannot agree upon the panel of arbitrators, the arbitration shall be settled before a panel of three arbitrators, one to be selected by the Company, one by the Executive and the third to be selected by the two persons so selected, all in accordance with the AAA's Arbitration Rules. The arbitration proceeding shall be held in New York City or such other location as is mutually agreed in writing by the parties. The arbitrators shall base their award on the terms of this Agreement, and the arbitrators shall strictly follow the law and judicial precedents that a United States District Judge sitting in the Southern District of the State of New York would apply in the event the dispute were litigated in such court. The arbitration shall be governed by the substantive laws of the State of New York applicable to contracts made and to be performed therein, and by the arbitration law chosen by the arbitrators, and the arbitrators shall have no power or authority to order or grant any remedy or relief that a court could not order or grant under applicable law. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. The Company shall bear the cost of the arbitrators. Costs and expenses associated with the arbitration that are not otherwise assignable to one of the parties shall be allocated equally between the parties. In every other respect, the parties shall each pay their own costs and expenses, including, without limitation, attorneys' fees and costs. Nothing contained in this Section 12 shall be construed to preclude the Company from exercising its rights under Section 11 above.

        13.    Miscellaneous.

        (a)    Acceptance.

          (i)  The Executive hereby represents and warrants, as a material inducement to the Company's agreement to enter into this Agreement, other than the SunGard Restrictive Covenants (as defined below), that there are no legal, contractual or other impediments, including, without limitation, restrictive covenants with a current or former employer, precluding the Executive from entering into this Agreement or from performing the services with the Company contemplated hereby. Any violation of this representation and warranty by the Executive shall render all of the obligations of the Company under this Agreement void abinitio and of no force and effect.

          (ii)  The Executive and the Company hereby acknowledge that the Executive is a party to an employment agreement and an acquisition agreement with SunGard Data Systems, Inc. ("SunGard") that contain restrictive covenants that purport to limit the Executive's business activities following his termination of employment with SunGard (the "SunGard Restrictive Covenants"). The Executive and the Company hereby agree that in the event that the Board determines in good faith that the SunGard Restrictive Covenants (x) present a material impediment to the Executive's performance of his duties or to the conduct of the Company's day-to-day business or the implementation of the Company's business plan, or (y) preclude the Company from pursuing any reasonable business objective, the Board in its discretion may, notwithstanding anything to the contrary in subsections (a), (b), (c) or (d) of Section 4 above, adjust in an equitable manner the Executive's incentive compensation from the Company, including, without limitation, reducing the Annual Bonus or Target Bonus or adjusting the Executive's equity compensation, other than such equity compensation granted pursuant to Section 5 above. This Section 13(a) shall not be deemed to be an acknowledgement or an admission by either the Executive or the Company as to the interpretation, applicability, waiver, effectiveness or enforceability of the SunGard Restrictive Covenants.

        (b)    Entire Agreement; Amendments.    This Agreement contains the entire understanding of the parties with respect to the employment of the Executive by the Company and shall supersede any and all previous contracts, arrangements or understandings between the Company and the Executive with respect to the subject matter set forth herein, including, without limitation, the Term Sheet. There are no restrictions, agreements, promises, warranties, or covenants by and between the Company and the Executive and undertakings between the parties with respect to the subject matter herein other than those expressly set forth herein. This Agreement may not be altered, modified or amended except by written instrument signed by the parties hereto.

        (c)    No Waiver.    The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver of such party's rights or deprive such party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

        (d)    Severability.    In the event that any one or more of the provisions of this Agreement shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions of this Agreement shall not be affected thereby.

        (e)    Successor; Assignment.    This Agreement is confidential and personal and neither of the parties hereto shall, without the consent of the other, assign or transfer this Agreement or any rights or obligations hereunder. Without limiting the foregoing, the Executive's right to receive payments hereunder shall not be assignable or transferable whether by pledge, creation of a security interest or otherwise, other than a transfer by the Executive's will or by the laws of descent and distribution. In the event of any attempted assignment or transfer contrary to this Section 13(e), the Company shall have no liability to pay the assignee or transferee any amount so attempted to be assigned or transferred. The Company shall cause this Agreement to be assumed by any entity that succeeds to all or substantially all of the Company's business or assets and this Agreement shall be binding upon any successor to all or substantially all of the Company's business or assets; provided, however, that no such assumption shall release the Company of its obligations hereunder, to the extent not satisfied by such successor, without the Executive's prior written consent.

        (f)    Confidentiality of Tax Treatment and Structure.    Notwithstanding anything herein to the contrary, each party and its representatives may consult any tax advisor regarding the tax treatment and tax structure of this Agreement and may disclose to any person, without limitation of any kind, the tax treatment and tax structure of this Agreement and all materials (including opinions or other tax analyses) that are provided relating to such treatment or structure.

        (g)    Notice.    For the purpose of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth on the execution page of this Agreement, provided that all notices to the Company shall be directed to the attention of the General Counsel or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt:

  (1)
  if to the Company:

  The Office of the General Counsel
  The Nasdaq Stock Market, Inc.
  One Liberty Plaza
  New York, NY 10006

  (2)
  if to the Executive:

  his address as shown in the records
  of the Company

        (h)    Withholding Taxes.    The Company may withhold from any amounts payable under this Agreement such federal, state and local taxes as may be required to be withheld pursuant to any applicable law or regulation.

        (i)    Counterparts.    This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

        (j)    Governing Law.    This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

*            *            *

        IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

EXECUTIVE
/s/ ROBERT GREIFELD Robert Greifeld
THE NASDAQ STOCK MARKET, INC.
By:	/s/ H. FURLONG BALDWIN
Title:	Chairman of the Board
Date:	7/7/03

EXHIBIT A

THE NASDAQ STOCK MARKET, INC.
NONQUALIFIED STOCK OPTION AGREEMENT

        NONQUALIFIED STOCK OPTION AGREEMENT (the "Option Agreement") dated as of April 15, 2003 (the "Date of Grant"), between The Nasdaq Stock Market, Inc., a Delaware corporation (the "Company"), and Mr. Robert Greifeld (the "Optionee"):

R E C I T A L S:

        The Company and the Optionee have entered into an employment agreement effective as of May 12, 2003 (the "Agreement"). The terms of The Nasdaq Stock Market, Inc. Equity Incentive Plan (the "Plan") shall supplement this Option Agreement; provided, however, that the Option (as defined below) shall not be granted pursuant to the Plan. Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Plan or the Agreement, where applicable, and, in the event of a conflict between the two, as indicated.

        The Management Compensation Committee of the Board (the "Committee") has determined that it is in the best interests of the Company and its shareholders to grant the Option provided for herein to the Optionee on the terms set forth herein as an inducement for the Optionee to agree to be employed by the Company and an increased incentive for the Optionee to contribute to the Company's future success and prosperity.

        NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

        1.    Grant of the Option.    Subject to the terms and conditions set forth herein, the Company hereby grants to the Optionee an option (the "Option") to purchase all or any part of an aggregate of 1,000,000 Shares at a purchase price of $5.28 per share (the "Exercise Price"). The Option is intended to be a Non-Qualified Stock Option and not an Incentive Stock Option within the meaning of Section 422 of the Code.

        2.    Vesting.    Subject to Sections 4, 5 and 6 hereof, (i) 25% of the Option shall become exercisable as of the effective date of a registration statement filed by the Company on Form S-8 (or other appropriate form) and any other requisite state "blue sky" filings with respect to such Option, (ii) an aggregate of 50% of the Option shall be exercisable on the first anniversary of the Date of Grant, (iii) an aggregate of 75% of the Option shall be exercisable on the second anniversary of the Date of Grant and (iv) 100% of the Option shall be exercisable on the third anniversary of the Date of Grant. The Company hereby agrees to use all reasonable efforts to file the registration statement and any requisite "blue sky" filings promptly following the Effective Date. As used herein, "vested" Option shall mean that portion of the Option which (x) shall have become exercisable pursuant to the terms of this Option Agreement and (y) shall not have been previously exercised.

        3.    Exercise of the Option.

        (a)   Subject to the provisions of this Option Agreement (including Section 4 hereof), the Optionee may exercise all or a portion of the vested Option at any time prior to the tenth anniversary of the Date of Grant (the "Expiration Date"); provided that the Option may be exercised with respect to whole Shares only; and provided further that the Option may not be exercised at any one time as to fewer than 100 Shares (or such number of Shares as to which the portion of the Option is then exercisable if such number is less than 100). In no event shall any portion of the Option be exercisable on or after the Expiration Date.

        (b)   In accordance with Section 3(a) hereof, the Option may be exercised by delivering to the Company a notice of intent to exercise. The Optionee shall deliver such notice by such method

(whether telephonic or written) as may be specified by the Committee from time to time. Such notice shall specify the number of Shares as to which the Option is being exercised and shall be accompanied by payment in full, or adequate provision therefor, of the Exercise Price and any applicable withholding tax. The payment of the Exercise Price shall be made (i) in cash, (ii) by certified check or bank draft payable to the order of the Company, (iii) by tendering Shares which have been owned by the Optionee for at least six months (and which are not subject to any pledge or other security interest), (iv) by having Shares with a Fair Market Value on the date of exercise equal to the Exercise Price sold by a broker-dealer or (v) by a combination of the foregoing, provided that the combined value of all cash and cash equivalents and the Fair Market Value of any such Shares so tendered to the Company as of the date of such tender or sold by a broker-dealer is at least equal to the Exercise Price. In the event that the broker-assisted cashless exercise procedure is elected, to the extent permitted by applicable law and the Committee, the Optionee shall be responsible for all broker fees. At the time of exercise of the Options, the Optionee shall pay such amount to the Company as the Company deems necessary to satisfy its obligation to withhold federal, state or local income or other taxes incurred by reason of such exercise or make such other arrangements as are acceptable to the Company, all in accordance with the provisions of Section 7 hereof.

        (c)   Notwithstanding any other provision of this Option Agreement to the contrary, no portion of the Option may be exercised prior to the completion of any registration or qualification of such Shares under applicable state and federal securities or other laws, or under any ruling or regulation of any government body, national securities exchange, or inter-dealer market system that the Committee shall in its sole discretion determine to be necessary or advisable.

        (d)   Upon the Company's determination that a portion of the Option has been validly exercised as to any of the Shares, the registrar for the Company will make an entry on its books and records evidencing that such Shares have been duly issued as of that date; provided, however, that the Optionee may, in the alternative, elect in writing prior thereto to receive a stock certificate representing the full number of Shares acquired, which certificate may bear a restrictive legend prohibiting the transfer of such Shares until certain conditions are met as required by law. The Company shall not be liable to the Optionee for damages relating to any delays in issuing the certificates or in the certificates themselves.

        4.    Termination of Employment.

        (a)   In the event that the Company terminates the Optionee's employment with the Company for Cause or the Optionee terminates his employment with the Company without Good Reason (as each such term is defined under the Agreement), the unvested portion of the Option shall be deemed cancelled and forfeited on the Date of Termination (as such term is defined in the Agreement), and vested Options, if any, shall remain exercisable for a period ending on the earlier of: (i) ten days following such Date of Termination and (ii) the Expiration Date, and shall thereafter be deemed cancelled and forfeited without further consideration to the Optionee.

        (b)   In the event that (i) the Company terminates the Optionee's employment with the Company without Cause, (ii) the Optionee terminates his employment with the Company for Good Reason, or (iii) the Optionee's employment with the Company terminates by reason of death or Permanent Disability, any unvested portion of the Option that would otherwise have vested in the 12 months following the Date of Termination if the Executive's employment had not terminated shall vest as of the Date of Termination. The remaining portion of the unvested Option shall be deemed cancelled and forfeited without further consideration to the Optionee. The vested portion of the Option (including that portion of the Option which vests in accordance with the provisions of this Section 4(b)) shall remain exercisable for a period ending on the earlier of: (i) 24 months following such termination of employment and (ii) the Expiration Date, and shall thereafter be deemed cancelled and forfeited without further consideration to the Optionee (or to his estate, as the case may be); provided, however, that, in the event that the Optionee breaches in any material respect any of his obligations under

Section 9 or 10 of the Agreement, that portion of the Option which vested in accordance with the provisions of this Section 4(b) shall be deemed cancelled and forfeited without further consideration to the Optionee.

        (c)   If the Optionee's employment with the Company terminates by reason of Retirement, the portion of the Option that would have become vested on or before the first anniversary of the date of such termination on account of Retirement shall continue to vest as if such Optionee remained in the employ of the Company through the first anniversary of such termination. The remaining unvested portion of the Option shall be deemed cancelled and forfeited without further consideration to the Optionee. The vested portion of the Option (including that portion of the Option which vests in accordance with the provisions of this Section 4(c)) shall remain exercisable for a period ending on the earlier of: (i) 370 days following such termination of employment and (ii) the Expiration Date, and shall thereafter be deemed cancelled and forfeited without further consideration to the Optionee.

        (d)   If the Optionee's employment with the Company terminates by reason of delivery of a Non-Renewal Notice, any vested portion of the Option shall remain exercisable for a period ending on the earlier of: (i) 24 months following the Date of Termination and (ii) the Expiration Date, and shall thereafter be deemed cancelled and forfeited without further consideration to the Optionee. The remaining unvested portion of the Option shall be deemed cancelled and forfeited without further notice as of the Date of Termination.

        (e)   If the Optionee's employment with the Company terminates for any reason, the Company shall have the right and option (the "Repurchase Right"), but not the obligation, to purchase from the Optionee any and all of the Shares acquired upon exercise of the Options (the "Option Shares") on any date selected by the Company during the 30-day period commencing on the later of (i) the date of such termination of employment and (ii) the date which is six months following the date on which the Optionee exercised the applicable Options. The purchase price for the Option Shares (the "Repurchase Price") shall be the Fair Market Value of the Option Shares on the date the Company exercises its Repurchase Right. The Repurchase Right shall be exercised in accordance with the procedures set forth in Section 4(f) hereof.

        (f)    The Company may exercise the Repurchase Right (pursuant to Section 4(e)) by delivering or mailing to the Optionee (or his estate, if applicable) in accordance with Section 11 hereof written notice of exercise (a "Repurchase Notice"). The Repurchase Notice shall specify the date thereof, the number of Option Shares to be purchased and the aggregate Repurchase Price.

        (g)   Within ten days after the Optionee's receipt of the Repurchase Notice (or in the event of the Optionee's death or the termination of the Optionee's employment by the Company due to Permanent Disability, within 60 days after such receipt), the Optionee (or his estate, if applicable) shall tender to the Company at its principal offices (or at such other location or through such other party as specified in such notice) the certificate or certificates, if any, representing the Option Shares that the Company has elected to purchase, duly endorsed in blank, by the Optionee or with duly endorsed stock powers attached thereto, all in a form suitable for the transfer of such Option Shares to the Company. Upon its receipt of such Option Shares, the Company shall pay the Optionee the aggregate Repurchase Price. The aggregate Repurchase Price may be payable, at the option of the Company, in cancellation of all or a portion of any outstanding indebtedness of the Optionee to the Company or in cash (by check) or both.

        (h)   If the Company delivers a Repurchase Notice as to any Option Shares, then from and after the time of delivery of the Repurchase Notice (A) the Optionee shall no longer have any rights as a holder of such Option Shares (other than the right to receive payment of the Repurchase Price) and (B) such Option Shares shall be deemed purchased in accordance with the applicable provisions hereof and the Company shall be deemed to be the owner and holder of such Shares.

        (i)    Any Shares as to which the Repurchase Right is not exercised will remain subject to all the terms and conditions of this Option Agreement, including, to the extent applicable, the continuation of the Company's right to exercise the Repurchase Right.

        5.    No Right to Continued Employment; No Rights as a Shareholder.    This Option Agreement shall not confer on the Optionee any right to be retained in any position, as an employee, consultant or director of the Company. The Optionee shall not have any rights as a shareholder with respect to any Shares subject to an Option prior to the date of exercise of the Option.

        6.    Transferability.

        (a)   Except as provided below, the Option (including any Restoration Option) is nontransferable and may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Optionee, except by will or the laws of descent and distribution, and, upon any such transfer, by will or the laws of descent and distribution, the transferee shall hold such Option subject to all the terms and conditions that were applicable to the Option immediately prior to such transfer. Notwithstanding the foregoing, the Optionee may transfer the vested portion of the Option to members of his or her immediate family (defined as his or her spouse, children or grandchildren) or to one or more trusts for the exclusive benefit of such immediate family members or partnerships in which such immediate family members are the only partners if the transfer is approved by the Committee and the Optionee does not receive any consideration for the transfer. Any such transferred portion of the Option shall continue to be subject to the same terms and conditions that were applicable to such portion of the Option immediately prior to transfer (except that such transferred Option shall not be further transferable by the transferee). No transfer of a portion of the Option shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and a copy of such evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee of the terms and conditions hereof.

        (b)   The Company may elect, in its sole discretion, to restrict the Transfer (as defined below) of any Option Shares for a period of 180 days following the date on which a registration statement filed with the SEC in connection with an initial public offering of Shares of the Company is declared effective (the "IPO Effective Date") by giving written notice of such election to the Optionee at least ten days prior to the IPO Effective Date. For purposes of this Option Agreement, a "Transfer" means directly or indirectly offering, selling, gifting, pledging, assigning, transferring or otherwise disposing of the Option Shares.

        (c)   Upon any transfer by will or the laws of descent and distribution, such transferee shall take the Option Shares subject to all the terms and conditions that were applicable to the Option Shares immediately prior to such transfer. In order to comply with any applicable securities laws, the Optionee agrees that the Option Shares shall only be sold by the Optionee following registration under the Securities Act of 1933, as amended, or pursuant to an exemption therefrom.

        7.    Withholding.    The Optionee agrees to make appropriate arrangements with the Company for satisfaction of any applicable federal, state, local or foreign tax withholding requirements or like requirements, including the payment to the Company at the time of any exercise of the Option of all such taxes and requirements, and the Company shall have the right and is hereby authorized to withhold from the Shares transferable to the Optionee upon any exercise of the Option or from any other compensation or other amount owing to the Optionee such amount (in cash, Shares (having a Fair Market Value not in excess of the minimum amount required by law to be withheld), or other property, as the case may be) as may be necessary in the opinion of the Company to satisfy all such taxes, requirements and withholding obligations.

        8.    Securities Laws.    Upon the acquisition of any Shares pursuant to the exercise of the Option, the Optionee or the Optionee's transferee, if applicable, will make or enter into such written representations, warranties and agreements as the Company may reasonably request in order to comply with applicable securities laws, with this Option Agreement, or as the Committee otherwise deems necessary or advisable. The Committee may require that the Optionee, as a condition of the exercise of an Option, execute a stockholders' agreement on terms and conditions substantially similar to those contained in stockholders' agreements of other senior executives of the Company.

        9.    Governing Law.    This Option Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

        10.    Amendments.    This Option Agreement may be amended or modified at any time by an instrument in writing signed by the parties hereto.

        11.    Notices.    Any notice, request, instruction or other document given under this Option Agreement shall be in writing and may be delivered by such method as may be permitted by the Company, and shall be addressed and delivered, in the case of the Company, to the Secretary of the Company at the principal office of the Company and, in the case of the Optionee, to the Optionee's address as shown in the records of the Company or to such other address as may be designated in writing (or by such other method approved by the Company) by either party.

        12.    Conflicts.    In the event of a conflict between any term or provision contained herein and a term or provision of the Agreement, the applicable terms and provisions of this Option Agreement will govern and prevail.

        13.    Severability.    The invalidity or unenforceability of any provision of this Option Agreement shall not affect the validity or enforceability of any other provision of this Option Agreement, and each other provision of the Option Agreement shall be severable and enforceable to the extent permitted by law.

        IN WITNESS WHEREOF, the parties hereto have executed this Option Agreement. By execution of this Option Agreement, the Optionee acknowledges receipt of a copy of the Plan.

The Nasdaq Stock Market, Inc.
Optionee (Print Name)
Optionee Signature

EXHIBIT B

THE NASDAQ STOCK MARKET, INC.
NONQUALIFIED STOCK OPTION AGREEMENT

        NONQUALIFIED STOCK OPTION AGREEMENT (the "Agreement") dated as of June 11, 2003 (the "Date of Grant") between The Nasdaq Stock Market, Inc., a Delaware corporation (the "Company"), and Robert Greifeld (the "Optionee"):

R E C I T A L S:

        The Company and the Optionee have entered into an Employment Agreement effective as of May 12, 2003 (the "Agreement"). The Company has adopted The Nasdaq Stock Market, Inc. Equity Incentive Plan (the "Plan"), which Plan is incorporated herein by reference and made a part of this Agreement. Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Plan or the Agreement, where applicable and, in the event of a conflict between the two, as indicated.

        The Management Compensation Committee of the Board (the "Committee") has determined that it is in the best interests of the Company and its shareholders to grant the option provided for herein to the Optionee pursuant to the Plan and the terms set forth herein as an increased incentive for the Optionee to contribute to the Company's future success and prosperity.

        NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

        1.    Grant of the Option.    Subject to the terms and conditions set forth herein and in the Plan (a complete copy of which, in effect as of the Date of Grant, has been made available to the Optionee), the Company hereby grants to the Optionee an option (the "Option") to purchase all or any part of an aggregate of 1,000,000 Shares at a purchase price of $6.30 per share (the "Exercise Price"). The Option is intended to be a Non-Qualified Stock Option and not an Incentive Stock Option within the meaning of Section 422 of the Code.

        2.    Vesting.    Subject to Sections 4, 5 and 6 hereof, (i) 25% of the Option shall become exercisable as of the Date of Grant, (ii) an aggregate of 50% of the Option shall be exercisable on the first anniversary of the Date of Grant, (iii) an aggregate of 75% of the Option shall be exercisable on the second anniversary of the Date of Grant and (iv) 100% of the Option shall be exercisable on the third anniversary of the Date of Grant. As used herein, "vested" Option shall mean that portion of the Option which (x) shall have become exercisable pursuant to the terms of this Agreement and (y) shall not have been previously exercised.

        3.    Exercise of the Options.

        (a)   Subject to the provisions of this Option Agreement (including Section 4 hereof), the Optionee may exercise all or a portion of the vested Option at any time prior to the tenth anniversary of the Date of Grant (the "Expiration Date"); provided that the Option may be exercised with respect to whole Shares only; and provided further that the Option may not be exercised at any one time as to fewer than 100 Shares (or such number of Shares as to which the portion of the Option is then exercisable if such number is less than 100). In no event shall any portion of the Option be exercisable on or after the Expiration Date.

        (b)   In accordance with Section 3(a) hereof, the Option may be exercised by delivering to the Company a notice of intent to exercise. The Optionee shall deliver such notice by such method (whether telephonic or written) as may be specified by the Committee from time to time. Such notice shall specify the number of Shares as to which the Option is being exercised and shall be accompanied by payment in full, or adequate provision therefor, of the Exercise Price and any applicable withholding tax. The payment of the Exercise Price shall be made (i) in cash, (ii) by certified check or bank draft payable to the order of the Company, (iii) by tendering Shares which have been owned by the Optionee for at least six months (and which are not subject to any pledge or other security interest), (iv) by having Shares with a Fair Market Value on the date of exercise equal to the Exercise Price sold by a broker-dealer or (v) by a combination of the foregoing, provided that the combined value of all cash and cash equivalents and the Fair Market Value of any such Shares so tendered to the Company as of the date of such tender or sold by a broker-dealer is at least equal to the Exercise Price. In the event that the broker-assisted cashless exercise procedure is elected, to the extent permitted by applicable law and the Committee, the Optionee shall be responsible for all broker fees. At the time of exercise of the Options, the Optionee shall pay such amount to the Company as the Company deems necessary to satisfy its obligation to withhold federal, state or local income or other taxes incurred by reason of such exercise or make such other arrangements as are acceptable to the Company, all in accordance with the provisions of Section 7 hereof.

        (c)   Notwithstanding any other provision of this Option Agreement to the contrary, no portion of the Option may be exercised prior to the completion of any registration or qualification of such Shares under applicable state and federal securities or other laws, or under any ruling or regulation of any government body, national securities exchange, or inter-dealer market system that the Committee shall in its sole discretion determine to be necessary or advisable.

        (d)   Upon the Company's determination that a portion of the Option has been validly exercised as to any of the Shares, the registrar for the Company will make an entry on its books and records evidencing that such Shares have been duly issued as of that date; provided, however, that the Optionee may, in the alternative, elect in writing prior thereto to receive a stock certificate representing the full number of Shares acquired, which certificate may bear a restrictive legend prohibiting the transfer of such Shares until certain conditions are met as required by law. The Company shall not be liable to the Optionee for damages relating to any delays in issuing the certificates or in the certificates themselves.

        4.    Termination of Employment.

        (a)   In the event that the Company terminates the Optionee's employment with the Company for Cause or the Optionee terminates his employment with the Company without Good Reason (as each such term is defined under the Agreement), the unvested portion of the Option shall be deemed cancelled and forfeited on the Date of Termination (as such term is defined in the Agreement) and vested Options, if any, shall remain exercisable for a period ending on the earlier of: (i) ten days following such Date of Termination and (ii) the Expiration Date, and shall thereafter be deemed cancelled and forfeited without further consideration to the Optionee.

        (b)   In the event that (i) the Company terminates the Optionee's employment with the Company without Cause, (ii) the Optionee terminates his employment with the Company for Good Reason or (iii) the Optionee's employment with the Company terminates by reason of death or Permanent Disability, any unvested portion of the Option that would otherwise have vested in the 12 months following the Date of Termination if the Optionee's employment had not terminated shall vest as of the Date of Termination. The remaining portion of the unvested Option shall be deemed cancelled and forfeited without further consideration to the Optionee. The vested portion of the Option (including that portion of the Option which vests in accordance with the provisions of this Section 4(b)) shall remain exercisable for a period ending on the earlier of: (i) 24 months following such termination of employment and (ii) the Expiration Date, and shall thereafter be deemed cancelled and forfeited without further consideration to the Optionee (or to his estate, as the case may be); provided, however, in the event that the Optionee breaches in any material respect any of his obligations under Section 9 or 10 of the Agreement, that portion of the Option which vested in accordance with the provisions of this Section 4(b) shall be deemed cancelled and forfeited without further consideration to the Optionee.

        (c)   If the Optionee's employment with the Company terminates by reason of Retirement, that portion of the Option that would have become vested on or before the first anniversary of the date of such termination on account of Retirement shall continue to vest as if such Optionee remained in the employ of the Company through the first anniversary of such termination. The remaining unvested portion of the Option shall be deemed cancelled and forfeited without further consideration to the Optionee. The vested portion of the Option (including that portion of the Option which vests in accordance with the provisions of this Section 4(c)) shall remain exercisable for a period ending on the earlier of: (i) 370 days following such termination of employment and (ii) the Expiration Date, and shall thereafter be deemed cancelled and forfeited without further consideration to the Optionee.

        (d)   If the Optionee's employment with the Company terminates by reason of delivery of a Non-Renewal Notice, any vested portion of the Option shall remain exercisable for a period ending on the earlier of: (i) 24 months following the Date of Termination and (ii) the Expiration Date, and shall thereafter be deemed cancelled and forfeited without further consideration to the Optionee. The remaining unvested portion of the Option shall be deemed cancelled and forfeited without further notice as of the Date of Termination.

        (e)   If the Optionee's employment with the Company terminates for any reason, the Company shall have the right and option (the "Repurchase Right"), but not the obligation, to purchase from the Optionee any and all of the Shares acquired upon exercise of the Options (the "Option Shares") on any date selected by the Company during the 30-day period commencing on the later of (i) the date of such termination of employment and (ii) the date which is six months following the date on which the Optionee exercised the applicable Options. The purchase price for the Option Shares (the "Repurchase Price") shall be the Fair Market Value of the Option Shares on the date the Company exercises its Repurchase Right. The Repurchase Right shall be exercised in accordance with the procedures set forth in Section 4(f) hereof.

        (f)    The Company may exercise the Repurchase Right (pursuant to Section 4(e)) by delivering or mailing to the Optionee (or his estate, if applicable), in accordance with Section 11 hereof, written notice of exercise (a "Repurchase Notice"). The Repurchase Notice shall specify the date thereof, the number of Option Shares to be purchased and the aggregate Repurchase Price.

        (g)   Within ten days after the Optionee's receipt of the Repurchase Notice (or in the event of the Optionee's death or the termination of the Optionee's employment by the Company due to Permanent Disability, within 60 days after such receipt), the Optionee (or his estate, if applicable) shall tender to the Company at its principal offices (or at such other location or through such other party as specified in such notice) the certificate or certificates, if any, representing the Option Shares that the Company has elected to purchase, duly endorsed in blank, by the Optionee or with duly endorsed stock powers attached thereto, all in a form suitable for the transfer of such Option Shares to the Company. Upon its receipt of such Option Shares, the Company shall pay the Optionee the aggregate Repurchase Price. The aggregate Repurchase Price may be payable, at the option of the Company, in cancellation of all or a portion of any outstanding indebtedness of the Optionee to the Company, or in cash (by check) or both.

        (h)   If the Company delivers a Repurchase Notice as to any Option Shares, then from and after the time of delivery of the Repurchase Notice (A) the Optionee shall no longer have any rights as a holder of such Option Shares (other than the right to receive payment of the Repurchase Price) and (B) such Option Shares shall be deemed purchased in accordance with the applicable provisions hereof and the Company shall be deemed to be the owner and holder of such Shares.

        (i)    Any Shares as to which the Repurchase Right is not exercised will remain subject to all the terms and conditions of this Option Agreement, including to the extent applicable the continuation of the Company's right to exercise the Repurchase Right.

        5.    No Right to Continued Employment; No Rights as a Shareholder.    This Option Agreement shall not confer on the Optionee any right to be retained, in any position, as an employee, consultant or director of the Company. The Optionee shall not have any rights as a shareholder with respect to any Shares subject to an Option prior to the date of exercise of the Option.

        6.    Transferability.

        (a)   Except as provided below, the Option (including any Restoration Option) is nontransferable and may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Optionee, except by will or the laws of descent and distribution, and upon any such transfer, by will or the laws of descent and distribution, the transferee shall hold such Option subject to all the terms and conditions that were applicable to the Option immediately prior to such transfer. Notwithstanding the foregoing, the Optionee may transfer the vested portion of the Option to members of his or her immediate family (defined as his or her spouse, children or grandchildren) or to one or more trusts for the exclusive benefit of such immediate family members or partnerships in which such immediate family members are the only partners if the transfer is approved by the Committee and the Optionee does not receive any consideration for the transfer. Any such transferred portion of the Option shall continue to be subject to the same terms and conditions that were applicable to the portion of the Option immediately prior to transfer (except that such transferred Options shall not be further transferable by the transferee). No transfer of a portion of the Option shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and a copy of such evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee of the terms and conditions hereof.

        (b)   The Company may elect, in its sole discretion, to restrict the Transfer (as defined below) of any Option Shares for a period of 180 days following the date on which a registration statement filed with the SEC in connection with an initial public offering of Shares of the Company is declared effective (the "IPO Effective Date") by giving written notice of such election to the Optionee at least ten days prior to the IPO Effective Date. For purposes of this Option Agreement, a "Transfer" means directly or indirectly offering, selling, gifting, pledging, assigning, transferring or otherwise disposing of the Option Shares.

        (c)   Upon any transfer by will or the laws of descent and distribution, such transferee shall take the Option Shares subject to all the terms and conditions that were applicable to the Option Shares immediately prior to such transfer. In order to comply with any applicable securities laws, the Optionee agrees that the Option Shares shall only be sold by the Optionee following registration under the Securities Act of 1933, as amended, or pursuant to an exemption therefrom.

        7.    Withholding.    The Optionee agrees to make appropriate arrangements with the Company for satisfaction of any applicable federal, state, local or foreign tax withholding requirements or like requirements, including the payment to the Company at the time of any exercise of the Option of all such taxes and requirements, and the Company shall have the right and is hereby authorized to withhold from the Shares transferable to the Optionee upon any exercise of the Option or from any other compensation or other amount owing to the Optionee such amount (in cash, Shares (having a Fair Market Value not in excess of the minimum amount required by law to be withheld), or other property, as the case may be) as may be necessary in the opinion of the Company to satisfy all such taxes, requirements and withholding obligations.

        8.    Securities Laws.    Upon the acquisition of any Shares pursuant to the exercise of the Option, the Optionee or the Optionee's transferee, if applicable, will make or enter into such written representations, warranties and agreements as the Company may reasonably request in order to comply with applicable securities laws, with this Option Agreement, or as the Committee otherwise deems necessary or advisable. The Committee may require that the Optionee, as a condition of the exercise of an Option, execute a stockholders' agreement on terms and conditions substantially similar to those contained in stockholders' agreements of other senior executives of the Company.

        9.    Governing Law.    This Option Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

        10.    Amendments.    This Option Agreement may be amended or modified at any time by an instrument in writing signed by the parties hereto.

        11.    Notices.    Any notice, request, instruction or other document given under this Option Agreement shall be in writing and may be delivered by such method as may be permitted by the Company, and shall be addressed and delivered, in the case of the Company, to the Secretary of the Company at the principal office of the Company and, in the case of the Optionee, to the Optionee's address as shown in the records of the Company or to such other address as may be designated in writing (or by such other method approved by the Company) by either party.

        12.    Conflicts.    In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of this Option Agreement will govern and prevail.

        13.    Severability.    The invalidity or unenforceability of any provision of this Option Agreement shall not affect the validity or enforceability of any other provision of this Option Agreement, and each other provision of the Option Agreement shall be severable and enforceable to the extent permitted by law.

        IN WITNESS WHEREOF, the parties hereto have executed this Option Agreement. By execution of this Option Agreement, the Optionee acknowledges receipt of a copy of the Plan.

The Nasdaq Stock Market, Inc.
Optionee (Print Name)
Optionee Signature

EXHIBIT C

THE NASDAQ STOCK MARKET, INC.
RESTRICTED STOCK AWARD AGREEMENT

        RESTRICTED STOCK AWARD AGREEMENT (this "Restricted Stock Agreement") dated as of June 11, 2003 between The Nasdaq Stock Market, Inc., a Delaware corporation (the "Company"), and Robert Greifeld (the "Participant"):

R E C I T A L S:

        The Company and the Participant have entered into an Employment Agreement effective as of May 12, 2003 (the "Agreement") pursuant to which the Company has agreed to grant the Participant Restricted Shares (as defined below), outside of The Nasdaq Stock Market, Inc. Equity Incentive Plan (the "Plan"). The terms of the Plan shall supplement this Restricted Stock Agreement; provided, however, that these Restricted Shares shall not be granted pursuant to the Plan. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Plan and the Agreement, as applicable, and in the event of a conflict between the two, as indicated.

        The Committee has determined that it is in the best interests of the Company and its shareholders to grant the restricted stock award provided for herein to the Participant pursuant to the Plan and the terms set forth herein as an increased incentive for the Participant to contribute to the Company's future success and prosperity.

        NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

        1.    Grant of the Restricted Shares.

        (a)   The Company hereby grants, as of the date hereof, to the Participant an Award (the "Award") of 100,000 Shares of restricted stock (the "Restricted Shares"), subject to the terms and conditions set forth in this Restricted Stock Agreement and the Plan. Subject to Section 3 hereof, the Restricted Shares shall be registered in the name of the Participant on the stock transfer books of the Company. However, any certificates issued with respect to Restricted Shares shall be held by the Company in escrow under the terms hereof, and unless the Company determines otherwise, no such certificates shall be issued prior to the date determined under Section 5(b) hereof. Any such certificates shall bear the legend set forth in Section 1(b) below or such other appropriate legend as the Committee shall determine, which legend shall be removed only on and after the date determined under Section 5(b) and if and when the Restricted Shares have become vested Restricted Shares (as defined in Section 2(a) hereof). As a condition to the issuance of Shares pursuant to this Award, the Participant shall deliver to the Company stock powers substantially in the form annexed hereto as Exhibit A, duly endorsed in blank. The Participant shall be entitled to vote all Restricted Shares, and shall be entitled to receive, free of all restrictions, ordinary cash dividends and dividends in the form of Shares thereon, if any. The Participant's right to receive any extraordinary dividends or other distributions with respect to Restricted Shares prior to their becoming vested Restricted Shares shall be at the sole discretion of the Committee, but in the event any such extraordinary dividends or distributions are paid to the holders of Company Shares, the Committee shall take such action as may be appropriate to preserve the value of, and prevent the unintended dimunition or enhancement of the value of, the Restricted Shares.

        (b)   Unless otherwise determined by the Committee, any certificate issued in respect of the Restricted Shares shall bear the following legend:

          "This certificate and the shares of stock represented hereby are subject to the terms and conditions, including forfeiture provisions and restrictions against transfer (the "Restrictions"), contained in The Nasdaq Stock Market, Inc. Equity Incentive Plan and an agreement entered into between the registered owner and The Nasdaq Stock Market, Inc. Any attempt to dispose of these shares in contravention of the applicable restrictions, including by way of sale, assignment, transfer, pledge, hypothecation or otherwise, shall be null, void and without effect."

        2.    Vesting.

        (a)   Except as otherwise provided in this Section 2 and Sections 3 and 4 hereof, and contingent upon the Participant's continued employment with the Company, the Restricted Shares shall vest and become non-forfeitable, in three equal annual installments on each of the first through the third anniversaries of the Effective Date of the Agreement. Any Restricted Shares that have become vested shall be referred to hereunder as "vested Restricted Shares."

        (b)   Notwithstanding any other provision of the Plan or this Restricted Stock Agreement to the contrary, Restricted Shares (whether or not then vested) may not be transferred, assigned or otherwise encumbered other than in accordance with the applicable provisions of Section 5 hereof, prior to the completion of any registration or qualification of the Shares under applicable state and federal securities or other laws, or under any ruling or regulation of any government body, national securities exchange, or inter-dealer market system that the Committee shall in its sole discretion determine to be necessary or advisable.

        3.    Termination of Employment.

        (a)   If (i) the Company terminates the Participant's employment with the Company for Cause or (ii) the Participant terminates his employment with the Company without Good Reason (as each such term is defined in the Agreement), all Restricted Shares which have not as of the Date of Termination (as such term is defined in the Agreement) become vested Restricted Shares shall be cancelled and forfeited, effective as of the Date of Termination, without further consideration to the Participant.

        (b)   In the event that the Participant's employment with the Company terminates without Cause, for Good Reason or by reason of death, Permanent Disability or Retirement, all Restricted Shares that would have become vested on or before the first anniversary of the Date of Termination (had the Participant continued in the employ of the Company) shall vest on the Date of Termination and the remaining unvested Restricted Shares shall be cancelled and forfeited without further consideration to the Participant.

        (c)   If the Participant's employment with the Company terminates by delivery of a Non-Renewal Notice by the Company, any then unvested Restricted Shares shall vest on the Date of Termination.

        (d)   If the Participant's employment terminates by delivery of a Non-Renewal Notice by the Participant, any then unvested Restricted Shares shall be cancelled as of the Date of Termination without further consideration to the Participant.

        (e)   If the Participant's employment with the Company terminates for any reason, the Company shall have the right and option (the "Repurchase Right"), but not the obligation, to purchase from the Participant any and all vested Restricted Shares, on any date selected by the Company during the 30-day period commencing on the later of (i) the date of such termination of employment and (ii) the date that is six months following the date such Restricted Shares became vested Restricted Shares. The purchase price for such vested Restricted Shares (the "Repurchase Price") shall be the Fair Market

Value of the vested Restricted Shares on the date the Company exercises its Repurchase Right. The Repurchase Right shall be exercised in accordance with the following procedures:

          (i)  The Company may exercise the Repurchase Right by delivering or mailing to the Participant (or his estate, if applicable) in accordance with Section 9 hereof written notice of exercise (the "Repurchase Notice"). The Repurchase Notice shall specify the date thereof, the number of vested Restricted Shares to be purchased and the aggregate Repurchase Price.

          (ii)  Within ten days after the Participant's receipt of the Repurchase Notice (or in the event of the Participant's death or the termination of the Participant's employment by the Company due to Permanent Disability, within 60 days after such receipt), the Participant (or his estate, if applicable) shall tender to the Company at its principal offices (or at such other location or through such other party as specified in such notice) the certificate or certificates, if any, representing the vested Restricted Shares that the Company has elected to purchase, duly endorsed in blank by the Participant or with duly endorsed stock powers attached thereto, all in a form suitable for the transfer of such vested Restricted Shares to the Company. Upon its receipt of such vested Restricted Shares, the Company shall pay the Participant the aggregate Repurchase Price. The aggregate Repurchase Price may be payable, at the option of the Company, in cancellation of all or a portion of any outstanding indebtedness of the Participant to the Company, or in cash (by check) or both.

          (iii)  If the Company delivers a Repurchase Notice as to any vested Restricted Shares, then from and after the time of delivery of the Repurchase Notice (A) the Participant shall no longer have any rights as a holder of the vested Restricted Shares subject thereto (other than the right to receive payment of the Repurchase Price in accordance with this Section 3(e)) and (B) such vested Restricted Shares shall be deemed purchased in accordance with the applicable provisions hereof and the Company shall be deemed to be the owner and holder of such vested Restricted Shares.

          (iv)  Any vested Restricted Shares as to which the Repurchase Right is not exercised shall remain subject to all the terms and conditions of this Restricted Stock Agreement, including, to the extent applicable, the continuation of the Company's right to exercise the Repurchase Right.

        4.    No Right to Continued Employment.    Neither the Plan nor this Restricted Stock Agreement shall confer on the Participant any right to be retained, in any position, as an employee, consultant or director of the Company.

        5.    Transferability.

        (a)   The Restricted Shares may not, at any time prior to becoming vested Restricted Shares, be transferable and may not be sold, assigned, transferred, disposed of, pledged or otherwise encumbered by the Participant, other than by will or the laws of descent and distribution. Upon such transfer (by will or the laws of descent and distribution), such transferee in interest shall take the rights granted herein subject to all the terms and conditions hereof.

        (b)   Notwithstanding any other provision of this Restricted Stock Agreement to the contrary, the Company may elect, in its sole discretion, to restrict the Transfer (as defined below) of any vested Restricted Shares for a period of 180 days following the date on which a registration statement filed with the SEC in connection with an initial public offering of Shares of the Company is declared effective (the "IPO Effective Date") by giving written notice of such election to the Participant at least ten days prior to the IPO Effective Date. For purposes of this Restricted Agreement, a "Transfer" means directly or indirectly offering, selling, gifting, pledging, assigning, transferring or otherwise disposing of the vested Restricted Shares.

        (c)   Subject to Section 5(b) hereof, in order to comply with any applicable securities laws, the Participant agrees that the Restricted Shares shall only be sold by the Participant following registration of the Shares under the Securities Act of 1933, as amended, or pursuant to an exemption therefrom.

        6.    Withholding.    The Participant shall pay to the Company promptly upon request, and in any event at the time the Participant recognizes taxable income in respect of the Restricted Shares, an amount equal to the taxes the Company determines it is required to withhold under applicable tax laws with respect to the Restricted Shares. Such payment shall be made in the form of cash, Shares already owned for at least six months, delivering to the Company a portion of the Restricted Shares sufficient to satisfy the minimum withholding required with respect thereto to the extent permitted by the Company, or in a combination of such methods, as irrevocably elected by the Participant prior to the applicable tax due date with respect to such Restricted Shares. The Participant shall promptly notify the Company of any election made pursuant to Section 83(b) of the Code and shall provide the Company with a copy of such election. The Participant shall be solely responsible for properly and timely completing and filing any such election.

        7.    Governing Law.    This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

        8.    Amendments.    This Restricted Stock Agreement may be amended or modified at any time by an instrument in writing signed by the parties hereto.

        9.    Notices.    Any notice, request, instruction or other document given under this Restricted Stock Agreement shall be in writing and may be delivered by such method as may be permitted by the Company, and shall be addressed and delivered, in the case of the Company, to the Secretary of the Company at the principal office of the Company and, in the case of the Participant, to the Participant's address as shown in the records of the Company or to such other address as may be designated in writing (or by such other method approved by the Company) by either party.

        10.    Severability.    The invalidity or unenforceability of any provision of this Restricted Stock Agreement shall not affect the validity or enforceability of any other provision of this Restricted Stock Agreement, and each other provision of the Restricted Stock Agreement shall be severable and enforceable to the extent permitted by law.

        11.    Conflict.    In the event of a conflict between any term or provision contained herein and a term or provision of the Agreement, the applicable terms and provisions of this Restricted Stock Agreement will govern and prevail.

        IN WITNESS WHEREOF, the parties hereto have executed this Restricted Stock Agreement. By execution of this Restricted Stock Agreement, the Participant acknowledges receipt of a copy of the Plan.

The Nasdaq Stock Market, Inc.
Participant (Print Name)
Participant Signature

Exhibit A
to Restricted
Stock Agreement

STOCK POWER

        For value received, I hereby sell, assign and transfer unto                                    shares of the Common Stock of The Nasdaq Stock Market, Inc.                         standing in my name on the books of said Corporation represented by Certificate(s) Number(s)                         herewith, and do hereby irrevocably constitute and appoint                         attorney to transfer the said stock on the books of said Corporation with full power of substitution in the premises.

Date:
Printed Name:
Social Security Number:
Signature:
Witness Signature:

EXHIBIT D

Form of Release

        I, Robert Greifeld, hereby understand and agree to the terms of this release (the "Release") in consideration for certain obligations undertaken by the Company under the Employment Agreement between me and the Company, effective as of May 12, 2003 (the "Agreement"). Capitalized terms used, but not defined, in this Release will have the meanings assigned to such terms in the Agreement.

        (a)    General Release.    In consideration of my receipt of the payments and benefits provided to me under the Agreement, I hereby release and forever discharge the Company and its respective employees, officers, directors, shareholders and agents (each, a "Released Party") from any and all claims, actions, causes of action, complaints, charges and grievances (collectively, "Claims"), including, without limitation, any Claims arising under any applicable federal, state, local or foreign law, that I may have, or in the future may possess, arising from or relating to (i) my employment relationship with and service as an employee of any member of the Company and the termination of such relationship or service, and (ii) any event, condition, circumstance or obligation that occurred, existed or arose on or prior to the date hereof; provided, however, that I retain my rights, if any, (x) to seek indemnification from the Company for any and all costs incurred by me as a result of any liability imposed in connection with my service as an employee, officer or director of the Company or (y) arising under the Agreement. I further agree that my receipt of the payments and benefits described in the Agreement will be in full satisfaction of any and all Claims for payments or benefits that I may have against the Company.

        (b)    Specific Release of ADEA Claims.    In consideration of my receipt of the payments and benefits provided to me under this Agreement, I hereby release and forever discharge each Released Party from any and all Claims that I may have as of the date of this Release arising under the Federal Age Discrimination in Employment Act of 1967, as amended, and the applicable rules and regulations promulgated thereunder ("ADEA"). By signing this Release, I hereby acknowledge and confirm the following: (i) I was advised by the Company in connection with my termination of employment to consult with an attorney of my choice prior to signing this Release and to have such attorney explain to me the terms of this Release, including, without limitation, the terms relating to my release of claims arising under ADEA; (ii) I have been given a period of not fewer than [21] days to consider the terms of this Release and to consult with an attorney of my choosing with respect thereto; (iii) I am providing the release and discharge set forth in this paragraph (b) in exchange for the consideration provided by the Agreement; and (iv) I have knowingly and voluntarily accepted the terms of this Release.

        (c)    No Legal Claim.    I hereby agree and represent that I have not commenced or joined and will not commence or join any legal action, including, without limitation, any complaint to any federal, state or local agency, to assert any Claim against any Released Party. If I commence or join any such legal action against a Released Party, I will indemnify such Released Party for its reasonable costs and attorneys' fees incurred in defending such action, as well as for any monetary judgment obtained by me against any Released Party in such action. Nothing in this paragraph (c) is intended to reflect any party's belief that my waiver of Claims under ADEA is invalid or unenforceable under this Agreement, it being the intent of the parties that such Claims are waived.

        (d)    Revocation.    I hereby understand and acknowledge that this Release may be revoked by me within the seven-day period commencing on the date that I sign this Release (the "Revocation Period"). In the event of any such revocation by me, all obligations of the Company remaining under the Agreement will terminate and be of no further force and effect as of the date of such revocation. No such revocation by me will be effective unless it is in writing and signed by me and received by the Company prior to the expiration of the Revocation Period.

ACCEPTED AND AGREED:

Robert Greifeld

Dated:

D-1

QuickLinks

  Exhibit 4.2
EMPLOYMENT AGREEMENT
  EXHIBIT A
THE NASDAQ STOCK MARKET, INC. NONQUALIFIED STOCK OPTION AGREEMENT
R E C I T A L S
  EXHIBIT B
THE NASDAQ STOCK MARKET, INC. NONQUALIFIED STOCK OPTION AGREEMENT
R E C I T A L S
  EXHIBIT C
THE NASDAQ STOCK MARKET, INC. RESTRICTED STOCK AWARD AGREEMENT
R E C I T A L S
  Exhibit A to Restricted Stock Agreement
STOCK POWER
  EXHIBIT D
Form of Release